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                                                                    Exhibit A.3.

                           CERTIFICATE OF AMENDMENT
                                      TO
                             CERTIFICATE OF TRUST
                                      OF
                               THE REGIS FUND II


          Pursuant to Sections 3810(b)(1) and 3811(a)(2) of the Delaware Business Trust Act, as amended, the undersigned hereby certifies that:

          1.   The name of the business trust is THE REGIS FUND II (the
"Trust").

          2. Article FIRST of the Certificate of Trust of the Trust shall be amended to provide as follows:

               FIRST:  The name of the business trust is "UAM FUNDS TRUST."

          3. The effective date of this Certificate of Amendment is October 31, 1995.

          IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has duly executed this Certificate of Amendment this 26th day of October, 1995.


                                             THE REGIS FUND II



                                             /s/ Norton H. Reamer
                                             Norton H. Reamer, Trustee



STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/31/1995
950251251 - 2403833

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